UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

TUSCAN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

135 E. 57th Street, 18th Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 948-7100

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	THCBU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCB	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	THCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 1, 2021, Tuscan Holdings Corp., a Delaware corporation (“Parent”), TSCN Merger Sub Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Microvast, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge into the Company and the Company will survive the merger and become a wholly owned subsidiary of Parent. The terms of the Merger Agreement, which contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the Merger (defined below), and the other transactions contemplated thereby, are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Structure of the Transaction

The transaction is structured as a reverse triangular merger, which includes the following:

(a)	Pursuant to the Merger Agreement, on the Closing Date, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions related thereto, the “Transactions”), with the Company surviving as a wholly owned direct subsidiary of Parent (the “Surviving Corporation”);

(b)	Contemporaneously with the execution of the Merger Agreement, certain investors entered into subscription agreements (the “Subscription Agreements”), pursuant to which such investors subscribed for an aggregate value of $482,500,000.00, representing 48,250,000 shares of Parent Common Stock at a purchase price of $10.00 per share in a private placement (the “PIPE Financing”) to be consummated immediately prior to the consummation of the Transactions. A description of the Subscription Agreements is set forth under the heading “Subscription Agreements” under this Item 1.01 of this Current Report on Form 8-K;

(c)	Contemporaneously with the execution of the Merger Agreement, Parent, the Company and the Key Company Holders entered into the Company Stockholder Support Agreement (the “Company Support Agreement”), pursuant to which such Key Company Holders agreed, among other things, to vote their shares of Company Capital Stock in favor of adopting the Merger Agreement and approving the Transactions. A description of the Company Support Agreement is set forth under the heading “Company Support Agreement” under this Item 1.01 of this Current Report on Form 8-K;

(d)	Contemporaneously with the execution of the Merger Agreement, Parent, Tuscan Holdings Acquisition LLC, a Delaware limited liability company (the “Sponsor”), certain stockholders of Parent (together with the Sponsor, the “Sponsor Group”) and the Company entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which (i) each member of the Sponsor Group agreed, among other things, to vote all Equity Interests of Parent held by such member of the Sponsor Group in favor of the Transactions and abstain from exercising any redemption rights in connection with the Redemption, and (ii) the Sponsor agreed that certain shares of Parent Common Stock held by it will be subject to forfeiture and vesting as set forth therein and that the Sponsor shall pay (or forfeit certain shares of Parent Common Stock with a value equal to) certain expenses of Parent, to the extent such expenses exceed $46,000,000 (unless such expenses shall have been approved by the Company) in accordance with the terms set forth therein. A description of the Parent Support Agreement is set forth under the heading “Parent Support Agreement” under this Item 1.01 of this Current Report on Form 8-K;

(e)	Contemporaneously with the execution of the Merger Agreement, Parent, MVST SPV Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“MVST SPV”), the Company, Microvast Power System (Huzhou) Co., Ltd., the Company’s majority owned subsidiary (“MPS”), certain MPS convertible loan investors (the “CL Investors”) and certain minority equity investors in MPS (the “Minority Investors” and, together with the CL Investors, the “MPS Investors”) and certain other parties entered into a framework agreement (the “Framework Agreement”), pursuant to which, among other things, (1) the CL Investors will waive certain rights with respect to the convertible loans (the “Convertible Loans”) held by such CL Investors that were issued under that certain Convertible Loan Agreement, dated November 2, 2018, among the Company, MPS, such CL Investors and the MPS Investors (the “Convertible Loan Agreement”) and, in connection therewith, certain affiliates of the CL Investors (“CL Affiliates”) will subscribe for the number of shares that would otherwise have been issued to the CL Investors in the Transactions had the CL Investors been direct stockholders of the Company, and (2) the Minority Investors will waive any voting or economic rights they may have in any MPS equity held by them and, in connection therewith, Parent will issue to MVST SPV (or any successor thereto), to be held on behalf of such Minority Investors, the number of shares that would otherwise have been issued to the Minority Investors in the Transactions had the Minority Investors been direct stockholders of the Company.. A description of the Framework Agreement is set forth under the heading “Framework Agreement” under this Item 1.01 of this Current Report on Form 8-K; and

(f)	In connection with the Closing, Parent, the stockholders of the Company and certain stockholders of Parent will also enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”). A description of the Registration Rights and Lock-Up Agreement is set forth under the heading “Registration Rights and Lock-Up Agreement” under this Item 1.01 of this Current Report on Form 8-K.

The total number of shares of Parent Common Stock to be issued to the shareholders of the Company and the MPS Investors is 210,000,000, with such shares of Parent Common Stock valued at $10.00 per share.

Conversion of Securities; Aggregate Transaction Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Holder:

(a)	Cancellation of Certain Company Capital Stock: Each share of Company Common Stock and Company Preferred Stock owned by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time will automatically be cancelled and shall cease to exist, without any conversion thereof and no consideration will be delivered in exchange therefor;

(b)	Conversion of Company Capital Stock: Each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than those described in clause (a) above) will be converted into the right to receive, and become exchangeable for, a portion of the Merger Consideration, with each Company Holder being entitled to receive his, her or its portion of (1) the Closing Transaction Consideration and (2) the Earn Out Shares, if any, as set forth on the Merger Consideration Allocation Schedule, which is attached to the Company Disclosure Schedule. The portion of the Merger Consideration otherwise payable in respect of the interests under the Convertible Loan Agreement will be paid in accordance with the subscription agreement contemplated by the Framework Agreement (as described below).

Furthermore, all promissory notes (the “Promissory Notes”) issued under the Note Purchase Agreement, dated January 4, 2021, by and among the Company and the lenders named therein (the “Note Purchase Agreement”) will be converted in accordance with the terms of the Note Purchase Agreement and the Promissory Notes into the right to receive shares of Parent Common Stock. The Promissory Notes were issued in tranches of $25,000,000 (“Tranche 1”) and $32,500,000 million (“Tranche 2”) that will convert at the Effective Time into 6,736,111 shares of Parent Common Stock (the “Conversion”). The Promissory Notes issued in Tranche 1 will convert into 3,125,000 shares of Parent Common Stock at a conversion price of $8.00 per share and the Promissory Notes issued in Tranche 2 will convert into 3,611,111 shares of Parent Common Stock at a conversion price of $9.00 per share. Holders of shares of Parent Common Stock issued in connection with the Conversion will receive registration rights no less favorable than the holders of Parent Common Stock issued in connection with the PIPE Financing.

In addition, current employee equity awards of the Company shall be treated as follows:

(i)	As of the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested or exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted at the Effective Time into an option (each, a “Replacement Option”) to acquire the number of shares of Parent Common Stock as set forth in the Merger Agreement; and

(ii)	As of the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into a restricted stock unit (each, a “Replacement RSU”) covering the Common Exchange Ratio of a share of Parent Common Stock.

Earn Out

(a)	Following the Closing, in addition to the Closing Transaction Consideration, if during the period commencing on the Closing Date and ending on the third anniversary thereof (the “Earn Out Period”) the Parent VWAP is greater than or equal to $18.00 over any 20 Trading Days within any 30-consecutive Trading Day Period (a “Triggering Event”), then within five Business Days after the occurrence of such Triggering Event, Parent shall issue or cause to be issued to the Company Holders, in accordance with the Merger Consideration Allocation Schedule, 20,000,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the “Earn Out Shares”).

(b)	If a Change of Control of Parent occurs during the Earn Out Period that will result in the holders of Parent Common Stock receiving a per share price equal to or in excess of $18.00, then, immediately prior to the consummation of such Change of Control, all of the Earn Out Shares shall be issued and allocated as set forth on the Merger Consideration Allocation Schedule, and the holders of such Earn Out Shares shall be eligible to participate in such Change of Control.

No sooner than five or later than two Business Days prior to the Closing Date, Parent and the Company shall jointly prepare and deliver a statement (the “Closing Statement”) that sets forth the Parties’ good faith determination of the Available Cash and the components thereof, including the amount of funds available in the Trust Account following any Redemptions, the gross proceeds of the PIPE Financing, the Company Transaction Expenses and the Parent Transaction Expenses.

Proxy Statement

As promptly as practicable after the date of the Merger Agreement and after receipt of the PCAOB Financial Statements then required to be included in the Proxy Statement, Parent shall, with the assistance, cooperation and commercially reasonable efforts of the Company, prepare and file a proxy statement (as amended, the “Proxy Statement”) for the purpose of (i) providing the Parent Stockholders with the opportunity to redeem their shares of Parent Common Stock as contemplated by Parent’s Organizational Documents, the SEC Reports and the Trust Agreement and (ii) soliciting proxies from the Parent Stockholders to vote, at a meeting of the Parent Stockholders to be called and held for such purpose, in favor of (a) the adoption and approval of the Merger Agreement, the Transaction Documents and the Transactions, (b) the issuance of Parent Common Stock issuable pursuant to the PIPE Financing, (c) the approval of the Equity Incentive Plan in the form attached to the Merger Agreement, (d) the election of the members of the Microvast Holdings Board as of the Closing, (e) the approval of the Microvast Holdings Charter (including the increase in the number of authorized shares of Parent Common Stock) and Microvast Holdings Bylaws, (f) any other matters necessary to effective the consummation of the Transactions and (g) the adjournment of the Parent Stockholder Meeting.

If the Proxy Statement has not been mailed prior to March 22, 2021, then unless otherwise agreed by the Parties, Parent shall prepare and file with the SEC a proxy statement for the purpose of amending Parent’s Organizational Documents and the Trust Agreement, in each case, to extend the time period for Parent to consummate a business combination from April 30, 2021 to July 31, 2021.

 Stock Exchange Listing

Parent will use its commercially reasonable efforts to cause (a) shares of Parent Common Stock to be issued in connection with the Merger and the PIPE Financing to be approved for, and (b) the Parent Common Stock to maintain its, listing on the Nasdaq Capital Market (“Nasdaq”) as of the Closing.

Company Stockholder Approval

Promptly, and in any event within 24 hours, following the execution of the Merger Agreement, the Company is required to obtain the Company Stockholder Approval by irrevocable written consent. The irrevocable written consent containing the Company Stockholder Approval was delivered on February 1, 2021.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of (a) the Company and (b) Parent and Merger Sub relating to, among other things, their ability to enter into the Merger Agreement and their outstanding capitalization. The Company has agreed to customary “no shop” obligations subject to a customary “fiduciary out” prior to obtaining the Company Stockholder Approval. The Company Stockholder Approval was obtained on February 1, 2021.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Parent or its business and should be read in conjunction with the disclosures in Parent’s periodic reports and other filings with the SEC.

Conditions to Closing

Mutual

The obligations of the Company, Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	No Law being in effect that prohibits, makes illegal, enjoins or prevents the consummation of the Transactions;

(b)	Any waiting period (and any extension thereof) under the HSR Act having expired or terminated;

(c)	The Company Stockholder Approval having been obtained (the Company Stockholder Approval was obtained on February 1, 2021);

(d)	The Parent Stockholder Approval with respect to the Business Combination Proposal, the PIPE Issuance Proposal and the Parent Organizational Document Proposal having been obtained; and

(e)	The Framework Agreement continuing to be in full force and effect.

Parent and Merger Sub

In addition to the foregoing, the obligations of Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	(i) The Company Fundamental Representations (other than Section 3.3(a) and Section 3.3(b) (Capitalization)) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date); (ii) the representations and warranties set forth in Section 3.3(a) and Section 3.3(b) (Capitalization) being true and correct in all respects as of the date of the Merger Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), other than de minimis inaccuracies; and (iii) the representations and warranties made by the Company (other than the Company Fundamental Representations) (in each case, without taking into account any Material Adverse Effect or other materiality qualifications) being true and correct as of the date of the Merger Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except in each case under this clause (iii) where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect, and Parent having received a certificate signed by an officer of the Company, dated as of the Closing Date, to such effect;

(b)	The Company having performed or complied in all material respects with all obligations, agreements and covenants contained in the Merger Agreement to be performed or complied with by the Company prior to the Effective Time, and Parent having received a certificate signed by an officer of the Company, dated as of the Closing Date, to such effect.

(c)	The Company having delivered to Parent the deliverables set forth in Section 1.8(b) of the Merger Agreement required to be delivered by the Company at the Closing; and

(d)	No Material Adverse Effect having occurred between the date of the Merger Agreement and the Closing Date that is continuing or otherwise not remedied in all material respects, and Parent having received a certificate signed by an officer of the Company, dated as of the Closing, to such effect.

The Company

In addition to the foregoing, the obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	The Parent Fundamental Representations (other than Section 4.3(a) (Capitalization)) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date); (ii) the representations and warranties set forth in Section 4.3(a) (Capitalization) being true and correct in all respects as of the date of the Merger Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date), other than de minimis inaccuracies; and (iii) the representations and warranties made by Parent and Merger Sub (other than the Parent Fundamental Representations (in each case, without taking into account any Parent Material Adverse Effect or other materiality qualifications)) (except for representations and warranties made as of a specific date, in which case, as of such date) being true and correct as of the date of the Merger Agreement and as of the Closing as if made as of the Closing, except in each case under this clause (iii) where the failure of such representations and warranties to be so true and correct does not have a Parent Material Adverse Effect; and the Company having received a certificate signed by an officer of Parent, dated as of the Closing Date, to such effect;

(b)	Parent and Merger Sub having performed or complied in all material respects with all obligations, agreements and covenants contained in the Merger Agreement to be performed or complied with by such party prior to the Effective Time, and the Company having received a certificate signed by an officer of Parent, dated as of the Closing Date, to such effect;

(c)	No Parent Material Adverse Effect having occurred between the date of the Merger Agreement and the Closing Date that is continuing, and the Company having received a certificate signed by an officer of Parent, dated as of the Closing Date, to such effect;

(d)	The Parent Common Stock comprising (i) the Merger Consideration to be issued pursuant to the Merger Agreement and (ii) to be issued in connection with the PIPE Financing, having been approved for listing on Nasdaq, subject only to office notice of issuance thereof;

(e)	Effective as of the Closing, the existing directors of Parent, other than those set forth in Section 1.7(c) of the Company Disclosure Schedule, having resigned;

(f)	Effective as of the Closing, the existing officers of Parent having resigned;

(g)	All conditions precedent to the funding of the PIPE Financing having been fulfilled or waived;

(h)	The Parent Stockholder Approval with respect to the Voting Matters having been obtained;

(i)	The Available Cash being at least equal to $250,000,000; and

(j)	Parent having delivered to the Company the deliverables set forth in Section 1.8(a) of the Merger Agreement required to be delivered by Parent upon the Closing.

Termination

The Merger Agreement may be terminated at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Merger Agreement and the Transactions by the stockholders of the Company or Parent, solely:

(a)	By mutual written consent of Parent and the Company;

(b)	By Parent or the Company, if (i) the Closing shall not have occurred by the Termination Date; provided, that this right to terminate the Merger Agreement shall not be available to any Party whose breach or violation (or with respect to Parent, Merger Sub’s breach or violation) of any representation, warranty, covenant or obligation under the Merger Agreement has been the principal cause of the failure of a closing condition on or before the Termination Date; or (ii) any Governmental Authority having competent jurisdiction shall have issued a final, non-appealable order, decree or ruling, or there shall exist any Law, in each case that prohibits, makes illegal, enjoins or prevents the consummation of the Transactions; or (iii) the Parent Stockholder Meeting has been held (including any adjournment or postponement thereof permitted by the Merger Agreement), has concluded, the Parent Stockholders have duly voted and the Parent Stockholder Approval has not been obtained.

(c)	By the Company (i) if Parent shall have failed to deliver the consent of Parent, as the sole stockholder of Merger Sub, to the adoption of the Merger Agreement within 24 hours after the execution of the Merger Agreement (Parent delivered this approval on February 1, 2021); (ii) as long as the Company is not in material breach of its representations, warranties, covenants and obligations under the Merger Agreement, if there has been a breach of, or (in the case of representations and warranties) inaccuracy in, any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the Merger Agreement, which breach or inaccuracy would cause a closing condition not to be satisfied (and, if such breach or inaccuracy is curable, such breach or inaccuracy has not been cured or such condition has not been satisfied within 20 Business Days after the delivery by the Company to Parent of written notice thereof) ; or (iii) at any time prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with the Merger Agreement; provided, that prior to or concurrently with such termination the Company pays the Termination Fee due under the Merger Agreement (the Company Stockholder Approval was delivered on February 1, 2021).

(d)	By Parent if (i) the Company shall have failed to deliver the Company Stockholder Approval to Parent within 24 hours after the execution of the Merger Agreement (the Company Stockholder Approval was delivered on February 1, 2021), or (ii) as long as neither Parent nor Merger Sub is in material breach of its respective representations, warranties, covenants and obligations under the Merger Agreement, there has been a breach of, or (in the case of representations and warranties) inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement, which breach or inaccuracy would cause any closing condition not to be satisfied (and, if such breach or inaccuracy is curable, such breach or inaccuracy has not been cured or such condition has not been satisfied within 20 Business Days after the delivery by Parent to the Company of written notice thereof); or (iii) the Company Board or a committee thereof, prior to obtaining the Company Stockholder Approval, shall have made a Company Adverse Recommendation Change (the Company Stockholder Approval was delivered on February 1, 2021).

Termination Fee

The Company will pay a termination fee in the amount of $63,000,000 (the “Termination Fee”), in the event that:

(a)	(i) The Merger Agreement is terminated (x) by the Company or Parent, if the Closing did not occur prior to the Termination Date, (y) by Parent if (1) the Company failed to deliver the Company Stockholder Approval to Parent within 24 hours after the execution of the Merger Agreement (the Company Stockholder Approval was delivered on February 1, 2021), or (2) there has been a breach of, or (in the case of representations and warranties) inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement, in each case as set forth above; (ii) a bona fide Company Acquisition Proposal has been made, proposed or otherwise communicated to the Company in writing after the date of the Merger Agreement; and (iii) within six months of the date the Merger Agreement is terminated, the Company enters into a definitive agreement with respect to such Company Acquisition Proposal; or

(b)	(i) The Merger Agreement is terminated (x) by Parent if the Company Board or a committee thereof, prior to obtaining the Company Stockholder Approval, shall have made a Company Adverse Recommendation Change (the Company Stockholder Approval was obtained on February 1, 2021) or (y) by the Company, if at any time prior to receiving the Company Stockholder Approval, the Company enters into a Company Acquisition Agreement (the Company Stockholder Approval was obtained on February 1, 2021).

Framework Agreement

Contemporaneously with the execution of the Merger Agreement, on February 1, 2021, Parent, the Company, MVST SPV, MPS, the MPS Investors and certain other parties entered into the Framework Agreement, pursuant to which such parties agreed to, among other things, enter into certain agreements and effect certain transactions in connection with the Transactions. The purpose of the Framework Agreement is to, among other things, (i) provide the MPS Investors with the same economic benefits they would have had if each of them had participated directly in the Transactions as stockholders of the Company as of immediately prior to the effective time of the Transactions, (ii) effect the discharge of all of the obligations of MPS and the Company to the CL Investors in respect of the Convertible Loan Agreement and (iii) acquire all of the outstanding equity interests in MPS held by the MPS Investors, so that, following the consummation of the transactions contemplated by the Framework Agreement (collectively, “MPS Transactions”), MPS will become a wholly-owned subsidiary of the Company. The Framework Agreement provides that:

(a)	the MPS Transactions are subject to and conditioned upon the Closing;

(b)	in connection with the MPS Transactions, upon the Closing, the CL Investors will waive certain rights with respect to the Convertible Loans held by them, and the Minority Investors will waive any voting or economic rights they may have in any MPS equity held by them;

(c)	with respect to the Minority Investors, (i) upon the Closing, Parent will issue 17,253,182 shares of Parent Common Stock to MVST SPV, which represent the number of shares that would otherwise have been issued to the Minority Investors in the Transactions had the Minority Investors been direct stockholders of the Company, and (ii) following the Closing and the expiration of a six-month lock-up period, Parent and MVST SPV will cause such shares to be sold and will use the net proceeds from such sales to acquire all of the MPS equity held by the Minority Investors; and

(d)	with respect to the CL Investors, (i) upon the Closing, Parent will issue, in the aggregate, 6,719,845 shares of Parent Common Stock (the “CL Shares”) to the CL Affiliates pursuant to a subscription agreement entered into with each such CL Affiliate in exchange for promissory notes secured by the CL Shares in an aggregate amount equal to MPS’ outstanding obligations to the CL Investors under the Convertible Loans, which represent the number of shares that would otherwise have been issued to the CL Investors in the Transactions had the CL Investors been direct stockholders of the Company, and (ii) subject to the CL Investors obtaining certain regulatory approvals, MPS will repay the outstanding Convertible Loans and the CL Affiliates will repay to Parent the promissory notes used to subscribe for the CL Shares, resulting in MPS’ obligations under the Convertible Loans being fully discharged; if such regulatory approvals are not obtained within a certain period of time following Closing, then (A) the Convertible Loans will be converted into MPS equity, (B) following the expiration of a six-month lock-up period, the CL Affiliates will sell the CL Shares and use the net proceeds from such sales to purchase the MPS equity held by the CL Investors, and (C) following such purchase, Parent will acquire the CL Affiliates for a nominal purchase price so that, following such transactions, all of the MPS equity that was issued upon conversion of the Convertible Loans will be held by Parent.

The foregoing descriptions of the MPS Transactions and Framework Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Framework Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

CL Subscription Agreements

In connection with MPS Transactions, and concurrently with the execution of the Merger Agreement, Parent has entered into subscription agreements (each, a “CL Subscription Agreement”) with each of the CL Affiliates pursuant to which such CL Affiliates have agreed to purchase an aggregate of 6,719,845 CL Shares in a private placement for promissory notes with an aggregate principal amount equal to the total outstanding amount of the Convertible Loans (the “CL Private Placement”). The CL Shares issued pursuant to the CL Private Placement will be used by MPS in connection with the MPS Transactions to (i) discharge all of the obligations of MPS to the CL Investors with respect to the Convertible Loans and (ii) acquire all of the outstanding equity interests in MPS held by the MPS Investors.

Each CL Subscription Agreement will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties to such CL Subscription Agreement; (c) if any of the conditions to closing set forth in such CL Subscription Agreement are not satisfied on or prior to the Closing; and (d) at the election of each CL Affiliate that is a party to a CL Subscription Agreement, if the consummation of the transactions contemplated by such CL Subscription Agreement have not occurred by the Termination Date . As of the date hereof, it is not contemplated that the CL Shares to be issued pursuant to the CL Subscription Agreements will be registered under the Securities Act of 1933, as amended (the “Securities Act”), until after the Closing. At the Closing, the CL Affiliates and certain Company stockholders will enter into the Registration Rights and Lock-Up Agreement that will provide such CL Affiliates with certain registration rights and bind them to a six-month lock-up.

The foregoing descriptions of the CL Private Placement and CL Subscription Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the CL Subscription Agreements, which are filed as Exhibit 10.5 and 10.6, respectively, and which are incorporated by reference herein.

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, the Key Company Holders entered into the Company Support Agreement in which such Key Company Holders agreed to vote all of their shares of Company Capital Stock in favor of adopting the Merger Agreement and approving the Transactions. Additionally, such Key Company Holders agreed not to (a) transfer any of their shares of Company Capital Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Company Support Agreement.

The foregoing description of the Company Support Agreement is qualified in its entirety by reference to the full text of the Company Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Parent Support Agreement

Contemporaneously with the execution of the Merger Agreement, the Sponsor, the Company, Parent and certain of the Parent Stockholders entered into the Parent Support Agreement in which each member of the Sponsor Group agreed, among other things, (a) to vote all Equity Interests of Parent held by such member of the Sponsor Group at such time in favor of the approval and adoption of the Merger Agreement and the Transactions and all other Voting Matters, (b) that he, she or it shall not directly or indirectly sell, assign, transfer, lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Merger Agreement or to another Parent Stockholder and (c) to abstain from exercising any redemption rights of any Shares held by such member of the Sponsor Group in connection with the Parent Stockholder Approval.

The Sponsor also agreed that, to the extent that certain expenses of Parent are in excess of $46,000,000 (unless such expenses shall have been approved by the Company), the Sponsor will either (i) pay any such excess amount in cash or (ii) forfeit to Parent such number of shares of Parent Common Stock held by the Sponsor that would have a value equal to such excess.  The Sponsor also agreed that certain shares of Parent Common Stock held by it will be subject to forfeiture and vesting as set forth in the Parent Support Agreement.

The foregoing description of the Parent Support Agreement is qualified in its entirety by reference to the full text of the Parent Support Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights and Lock-Up Agreement

Contemporaneously with the Closing, Parent, the Company, and certain stockholders of each of Parent and the Company (such stockholders, the “Holders”) will enter into the Registration Rights and Lock-Up Agreement, pursuant to which the Company will be obligated to file a registration statement to register the resale of certain securities of the Company held by the Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the shares of Parent Common Stock held by the Holders to be locked-up for a period of time in accordance with the terms set forth therein.

The foregoing description of the Registration Rights and Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights and Lock-Up Agreement, a copy of which is included as Exhibit E to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Stockholders Agreement

In connection with the Closing, Parent, the Sponsor and Yang Wu (“Wu”) will enter into the Stockholders Agreement to provide for certain governance matters relating to Parent. The Stockholders Agreement provides for, among other things, the size and composition of the initial Board of Directors of Parent upon the Closing (the “Board”), which will initially consist of a classified board of seven directors, a majority of which will be independent. The initial Board at the time of the Closing will consist of:

(i)	Yang Wu, who is the initial Chairman of the Board (who is also the Chief Executive Officer of the Company);

(ii)	Yanzhuan Zheng (who is also the Chief Financial Officer of the Company);

(iii)	Stanley Whittingham;

(iv)	Arthur Wong;

(v)	Craig Webster;

(vi)	Stephen Vogel; and

(vii)	Ying Wei.

Subject to the rules of Nasdaq, from and after the Closing, (i) Wu shall have the right to nominate a number of individuals equal to (a) the total number of directors, multiplied by (b) the quotient obtained by dividing the shares of Common Stock of Parent Beneficially Owned (as defined in the Stockholders Agreement) by Wu by the total number of outstanding shares of Common Stock of Parent; and (ii) the Sponsor shall have the right to nominate one individual so long as the Sponsor Beneficially Owns at least 75% of the shares of Parent Common Stock owned by the Sponsor as of the Closing Date

The foregoing description of the Stockholders Agreement qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is included as Exhibit F to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Post-Closing Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Parent

In connection with the Closing, the organizational documents of Parent will be amended to reflect organizational documents which are customary for a publicly traded company on Nasdaq. In addition, Parent will have customary public company committees such as an audit committee and a compensation committee.

The foregoing description of the Amended and Restated Certificate of Incorporation of Parent is qualified in its entirety by reference to the full text of the form Amended and Restated Certificate of Incorporation of Parent, a copy of which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Subscription Agreements

Parent obtained commitments from certain investors (each, a “Subscriber”) to purchase shares of Parent Common Stock (such shares, collectively, “Subscription Shares”) in an aggregate value of $482,500,000.00, representing 48,250,000 Subscription Shares at a price of $10.00 per share. The purpose of the sale of the Subscription Shares is to raise additional capital for use in connection with the Transactions and to meet the minimum cash requirements provided in the Merger Agreement. The closing of the sale of the Subscription Shares pursuant to the Subscription Agreement is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Merger.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In connection with the Closing, Parent will issue 48,250,000 shares of Parent Common Stock to Subscribers, 210,000,000 shares of Parent Common Stock to shareholders of the Company and the MPS Investors and 6,736,111 shares of Parent Common Stock in connection with the Conversion. The shares of Parent Common Stock to be issued in connection with the Merger Agreement and the transactions contemplated thereby, including the PIPE Financing and Conversion, and the Framework Agreement and the transactions contemplated thereby, in each case, will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is the form of updated presentation to be used by Parent in presentations for certain of Parent’s stockholders and other persons regarding the Transactions.

The foregoing exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

In connection with the Transactions involving Parent and the Company, Parent intends to file relevant materials with the SEC, including a proxy statement. This document is not a substitute for the proxy statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE TRANSACTIONS AND RELATED MATTERS. The proxy statement and other documents relating to the Transactions (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Parent upon written request to Parent at: Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy from any investor or securityholder. However, Parent, the Company, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Transactions under the rules of the SEC. Information about Parent’s directors and executive officers and their ownership of Parent’s securities is set forth in Parent’s filings with the SEC, including Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020. To the extent that holdings of Parent’s securities have changed since the amounts included in the Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Company’s industry and market sizes, future opportunities for Parent, the Company and the combined company, Parent’s and the Company’s estimated future results and the Transactions, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Transactions. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Parent’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) inability to complete the Transactions or, if Parent does not complete the Transactions, any other business combination; (2) the inability to complete the Transactions due to the failure to meet the closing conditions to the Transactions, including the inability to obtain approval of Parent’s stockholders, the inability to consummate the contemplated PIPE Financing, the failure to achieve the minimum amount of cash available following any redemptions by Parent stockholders, the failure to meet the Nasdaq listing standards in connection with the consummation of the Transactions, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (3) costs related to the Transactions; (4) a delay or failure to realize the expected benefits from the Transactions; (5) risks related to disruption of management time from ongoing business operations due to the Transactions; (6) the impact of the ongoing COVID-19 pandemic; (7) changes in the highly competitive market in which the Company competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (8) changes in the markets that the Company targets; (9) risk that the Company may not be able to execute its growth strategies or achieve profitability; (10) the risk that the Company is unable to secure or protect its intellectual property; (11) the risk that the Company’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (12) the risk that the Company’s customers will adjust, cancel or suspend their orders for the Company’s products; (13) the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (14) the risk of product liability or regulatory lawsuits or proceedings relating to the Company’s products or services, and (15) the risk that the Company may not be able to develop and maintain effective internal controls; (16) the outcome of any legal proceedings that may be instituted against Parent, the Company or any of their respective directors or officers following the announcement of the Transactions; (17) risks of operations in the People’s Republic of China; and (18) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Parent and the Company or the date of such information in the case of information from persons other than Parent or the Company, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding The Company’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Merger Agreement, dated as of February 1, 2021, by and among Parent, Merger Sub and the Company.

10.1	Framework Agreement, dated as of February 1, 2021, by and among Parent, the Company, MPS, the MPS Investors and the other parties thereto.

10.2	Company Stockholder Support Agreement, dated as of February 1, 2021, by and among Parent, the Company and certain stockholders of the Company.

10.3	Sponsor Support Agreement, dated as of February 1, 2021, by and among Parent, the Sponsor, the Company, and certain stockholders of Parent.

10.4	Form of Subscription Agreement.

10.5	Subscription Agreement, dated as of February 1, 2021, by and between Parent and Riheng HK Limited.

10.6	Subscription Agreement, dated as of February 1, 2021, by and between Parent and Aurora Sheen Limited.

10.7	Form of Registration Rights and Lock-Up Agreement (as Exhibit E to the Merger Agreement).

10.8	Form of Stockholders Agreement (as Exhibit F to the Merger Agreement).

99.1	Investor Presentation.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Parent agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUSCAN HOLDINGS CORP.

Date: February 5, 2021	By:	/s/ Stephen A. Vogel
		Name:	Stephen A. Vogel
		Title:	Chief Executive Officer